TRIDEX CORPORATION AND SUBSIDIARIES
                  EXHIBIT 11 COMPUTATION OF PER SHARE EARNINGS

                (Dollars in thousands, except per share amounts)

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
                                                                       Years Ended                   Nine Months Ended
                                                               ----------------------------    ------------------------------
                                                               December 31,    December 31,    December 31,      December 31,
                                                                  1996           1995             1995              1994
                                                               ------------    ------------    ------------      ------------
                                                                              (unaudited)                        (unaudited)
PRIMARY:
  EARNINGS:
     Income (loss) from continuing operations                   $   5,991       $  (1,118)      $   (1,913)       $    (408)
     Income from discontinued operations                            2,857           1,332              916            1,883
                                                                ------------    ------------    ------------      ------------
     Net income                                                 $   8,848       $     214       $     (997)       $   1,475
                                                                ============    ============    ============      ============

  SHARES:
     Average common shares outstanding                          3,913,000       3,711,000        3,722,000        3,625,000
     Dilutive effect of outstanding options and warrants
       as determined by the treasury stock method                 241,000         219,000                           235,000
                                                                ------------    ------------    ------------      ------------
                                                                4,154,000       3,930,000        3,722,000            3,860
                                                                ============    ============    ============      ============
  EARNINGS PER COMMON AND COMMON
     EQUIVALENT SHARE:
     Income (loss) from continuing operations                   $    1.44       $   (0.28)      $    (0.52)       $   (0.11)
     Income from discontinued operations                             0.69            0.33             0.25              .49
                                                                ------------    ------------    ------------      ------------
     Net income                                                 $    2.13       $    0.05       $    (0.27)       $    0.38
                                                                ============    ============    ============      ============
FULLY DILUTED:
  EARNINGS:
     Income (loss) from continuing operations                   $   5,991
     Income from discontinued operations                            2,857
                                                                ------------
     Net income                                                     8,848
     Add:  after-tax interest on convertible debt                     341
                                                                ------------
     Adjusted net income                                        $   9,189
                                                                ============
  SHARES:
     Average common shares outstanding                          3,913,000
     Dilutive effect of outstanding options and warrants
       as determined by the treasury stock method                 290,000
     Dilutive effect of convertible debt assumed
       converted at the beginning of the year                     445,000
                                                                ------------
                                                                4,648,000
                                                                ============
  EARNINGS PER COMMON AND COMMON
     EQUIVALENT SHARE:
     Income (loss) from continuing operations                   $    1.36
     Income from discontinued operations                             0.62
                                                                ------------
     Net income                                                 $    1.98
                                                                ============
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